Exhibit 10.3

PROMISSORY NOTE

$____________________	Dallas, Texas

August 27, 2008

FOR VALUE RECEIVED, CORNERWORLD CORPORATION, a Nevada corporation, as maker, having its principal place of business at 12222 Merit Drive, Suite 120, Dallas, Texas 75251 (“Borrower”), hereby unconditionally promises to pay to the order of ____________________________________, as payee, having an address at ____________________________________ (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ______________________________________________ DOLLARS ($__________________) (the “Principal Sum”), in lawful money of the United States of America with interest thereon to be computed from the date of this Promissory Note (this “Note”) at the Applicable Interest Rate (defined below) in accordance with the terms of this Note.

ARTICLE I

PAYMENT TERMS

Borrower agrees to pay the Principal Sum and all accrued and unpaid interest thereon in installments as follows:

(a)   within thirty (30) days of the end of each fiscal quarter of Enversa Companies LLC, a Texas limited liability company (“Enversa”), in which the Enversa EBITDA (as defined in that certain Share Exchange Agreement and Plan of Merger of even date herewith by and among Borrower, Enversa, Leadstream, LLC, Lender and the other members of Leadstream, LLC (the “Plan of Merger”)) is greater than $150,000, Lender and the other Leadstream Members (as defined in the Plan of Merger) shall receive 40% of such EBITDA (each such payment date, a “Payment Date”);

(b)       the remaining unpaid Principal Sum and all accrued and unpaid interest thereon shall be due and payable in full on the earliest to occur of: (i) the date on which Marc Blumberg (or his replacement as the designee of the Primary Leadstream Member (as defined in the Plan of Merger) to the board of directors of Borrower) is removed from the board of directors of Borrower prior to the payment in full of all such amounts; (ii) the date which is at least 18 months following the date hereof on which Borrower’s consolidated aggregate EBITDA for the 3 consecutive months preceding such date is less than $500,000; or (iii) the date on which there is a change of control of Enversa or Enversa is merged with or into an affiliate of Borrower without the consent of Lender (any such date, the “Maturity Date”).

This Note is part of a series of three Notes issued to the former members of Leadstream, LLC in the aggregate principal amount of $1,500,000 (individually, an “Acquisition Note” and collectively, the “Acquisition Notes”). Notwithstanding anything to the contrary herein, any and all payments under each Acquisition Note of even date herewith executed by Borrower in favor of any Leadstream Member shall be made pro rata on the basis of the unpaid

Principal Sum of each respective Acquisition Note compared to the aggregate unpaid Principal Sum of all Acquisition Notes.

All payments made hereunder shall first be credited toward interest and, after the payment of all accrued interest, shall reduce the remaining Principal Sum.

ARTICLE II

INTEREST

The interest rate on this Note (the “Applicable Interest Rate”) shall be 4.58% per annum. Interest on the Principal Sum of this Note shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year (that is, the then Applicable Interest Rate or the Default Rate, as then applicable, divided by 360) by (iii) the outstanding principal balance.

ARTICLE III

DEFAULT AND ACCELERATION

Borrower covenants and agrees that if (a) any payment required hereunder (other than the payment due on the Maturity Date) is not paid on the date due, or (b) the entire Debt (defined below) is not paid on or before the Maturity Date or (c) any other breach or default under this Note shall occur, then at the option of Lender (i) the whole of the Principal Sum of this Note, (ii) interest, default interest, late charges and other sums, as provided in this Note and the Pledge Agreement of even date herewith between Borrower and Lender (the “Pledge Agreement”), (iii) all other monies agreed or provided to be paid by Borrower in this Note or the Pledge Agreement, (iv) all sums advanced pursuant to the Pledge Agreement to protect and preserve any Collateral (as defined in the Pledge Agreement) and the lien and the security interest created by the Pledge Agreement, and (v) all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (i) through (v) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable. Whenever any payment to be made under this Note or the Pledge Agreement shall be stated to be due on a day which is not a business day, the due date thereof shall be the business day immediately preceding such day.

ARTICLE IV

DEFAULT INTEREST

Borrower agrees that upon the occurrence of a breach or default under the Note, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid Principal Sum at a per annum rate equal to the lesser of (a) five percent (5%) plus the then Applicable Interest Rate or (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”). The Default Rate shall be computed from the occurrence of the applicable breach or default (without regard to any notice or grace period) until the earlier of the date upon which the breach or default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be deemed part of the Debt and shall be deemed secured by the Pledge Agreement. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any breach or default.

ARTICLE V

LATE CHARGE

If any installment payable under this Note is not paid when due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Pledge Agreement. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any breach or default.

ARTICLE VI

PREPAYMENT

(a)       The principal balance of this Note may be prepaid in whole or in part, without premium or penalty, at any time and from time to time.

(b)       In each instance of prepayment permitted or required under this Article VI, no principal amount repaid may be reborrowed.

ARTICLE VII

SECURITY

This Note is secured by that certain Pledge Agreement.

ARTICLE VIII

LOAN CHARGES

Notwithstanding any provision of this Note or the Pledge Agreement to the contrary, this Note and the Pledge Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note or the Pledge Agreement, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

ARTICLE IX

WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note or the Pledge Agreement. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or the Pledge Agreement made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note or the Pledge Agreement. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note or the Pledge Agreement. If Borrower is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower, and the term “Borrower,” as used herein, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the Pledge Agreement.)

ARTICLE X

WAIVER OF TRIAL BY JURY

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE PLEDGE AGREEMENT OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, PARTNERS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE XI

AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note and the Pledge Agreement and that this Note and the Pledge Agreement constitute valid and binding obligations of Borrower.

ARTICLE XII

GOVERNING LAW

This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Texas.

ARTICLE XIII

NOTICES

All notices required or permitted hereunder shall be given as provided in the Pledge Agreement.

ARTICLE XIV

INCORPORATION BY REFERENCE

All of the terms, covenants and conditions contained in the Pledge Agreement are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

ARTICLE XV

MISCELLANEOUS

(a)       Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by Lender in enforcing this Note, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

(b)       This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(c)       Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

[Signature page follows.]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

CORNERWORLD CORPORATION

By:	____________________________
Name:	____________________________
Title:	____________________________